SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|     Preliminary Proxy Statement        |_|     Confidential, For Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
|X|     Definitive Proxy Statement

|_|     Definitive Additional Materials

|_|     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           COMMISSION FILE NO. 0-20887

                                 TELIDENT, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|     No fee required.

|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        1)      Title of each class of securities to which transaction applies:
        2)      Aggregate number of securities to which transaction applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        4)      Proposed maximum aggregate value of transaction:
        5)      Total fee paid:

|_|     Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
        1)      Amount Previously Paid:
        2)      Form, Schedule or Registration Statement No.:
        3)      Filing Party:
        4)      Date Filed:

                                 TELIDENT, INC.
                       TEN SECOND STREET, N.E., SUITE 212
                          MINNEAPOLIS, MINNESOTA 55413



                               September 29, 1998



Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Telident, Inc. (the "Company"), to be held in the Galaxy Room of the Marquette Hotel, located on the 50th floor of the IDS Center, 80 South Eighth Street, Minneapolis, Minnesota, on Wednesday, October 28, 1998, at 4:00 p.m. local time.

         At the Annual Meeting you will be asked to vote for the election of seven directors, to consider and vote upon adoption of the Company's 1998 Stock Option Plan and to ratify the selection by the Board of Directors of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending June 30, 1999. The accompanying material contains the Notice of Annual Meeting, the Proxy Statement, which includes information about the matters to be acted upon at the Annual Meeting, and the related proxy card.

         Whether or not you are able to attend the Annual Meeting in person, I urge you to sign and date the enclosed proxy card and return it promptly in the enclosed envelope.



                                    Very truly yours,

                                    TELIDENT, INC.




                                    /s/ W. Edward McConaghay
                                    W. Edward McConaghay
                                    President and Chief Executive Officer

                                 TELIDENT, INC.
                       TEN SECOND STREET, N.E., SUITE 212
                          MINNEAPOLIS, MINNESOTA 55413

                                  -------------

                                     NOTICE
                                       OF
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                OCTOBER 28, 1998

                                 --------------


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Telident, Inc., a Minnesota corporation (the "Company"), will be held in the Galaxy Room of the Marquette Hotel, located on the 50th floor of the IDS Center, 80 South Eighth Street, Minneapolis, Minnesota, on Wednesday, October 28, 1998, at 4:00 p.m. local time, for the following purposes, as more fully described in the accompanying Proxy Statement:

         1. To elect seven directors for the ensuing year and until their successors have been duly elected and qualified;

         2. To consider and vote upon approval of the Company's 1998 Stock Option Plan;

         3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending June 30, 1999; and

         4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         Only shareholders of record at the close of business on September 23, 1998, are entitled to notice of and to vote at the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the Annual Meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the Annual Meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS




                                        /s/ Brian D. Wenger
                                        Brian D. Wenger
                                        Secretary

Minneapolis, Minnesota
September 29, 1998

                                 TELIDENT, INC.
                       TEN SECOND STREET, N.E., SUITE 212
                          MINNEAPOLIS, MINNESOTA 55413

                                  -------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                OCTOBER 28, 1998

                                 --------------


                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Telident, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held in the Galaxy Room of the Marquette Hotel, located on the 50th floor of the IDS Center, 80 South Eighth Street, Minneapolis, Minnesota, on Wednesday, October 28, 1998, at 4:00 p.m. local time, or at any adjournment or postponement thereof. All shares of Common Stock, Series I Convertible Preferred Stock and Series III Convertible Preferred Stock represented by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the Annual Meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed and returned proxies on which no specification has been made will be voted FOR election of the nominees for director named herein, FOR adoption of the Company's 1998 Stock Option Plan and FOR ratification of the appointment of the independent public accountants for the fiscal year ending June 30, 1999. If any other matters are properly presented at the Annual Meeting for action, including a question of adjourning or postponing the Annual Meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

         The Notice of Annual Meeting, this Proxy Statement and the related proxy card are first being mailed to shareholders of the Company on or about September 29, 1998.

RECORD DATE AND OUTSTANDING VOTING STOCK

         The Board of Directors has fixed the close of business on September 23, 1998, as the Record Date for determining the holders of the Company's outstanding voting shares entitled to notice of, and to vote at, the Annual Meeting. On that date, there were 2,786,735 shares of Common Stock, 37,500 shares of Series I Convertible Preferred Stock and 400,000 shares of Series III Convertible Preferred Stock (collectively, the "Preferred Stock") issued, outstanding and entitled to vote.

REVOCABILITY OF PROXIES

         Any shareholder who executes and returns a proxy may revoke it at any time before it is voted. Any shareholder who wishes to revoke a proxy can do so by (i) executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, (ii) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company prior to the vote at the Annual

Meeting, or (iii) appearing in person at the Annual Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Any written notice or subsequent proxy should be delivered to Telident, Inc., Ten Second Street, N.E., Suite 212, Minneapolis, Minnesota 55413, Attention:
Secretary of the Company, or hand- delivered to the Secretary of the Company prior to the vote at the Annual Meeting.

VOTING AND SOLICITATION

         Each shareholder is entitled to one vote, exercisable in person or by proxy, for each share of Common Stock, Series I Convertible Preferred Stock or Series III Convertible Preferred Stock held of record on the Record Date. Shareholders do not have the right to cumulate votes in the election of directors.

         Expenses incurred in connection with the solicitation of proxies will be paid by the Company. The proxies are being solicited principally by mail. In addition, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares of Common Stock and Preferred Stock held as of the Record Date and will reimburse such persons for their reasonable expenses so incurred.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

         The presence, in person or by proxy, of the holders of at least a majority of the voting shares outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of election for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

         If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

         If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the Annual Meeting for purposes of determining a quorum, but will not be considered to be represented at the Annual Meeting for purposes of calculating the vote with respect to such matter.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information known to the Company regarding beneficial ownership of its Common Stock as of August 31, 1998, by (i) each person who is known to the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each of the Company's directors and nominees for director, (iii) the executive officers named in the "Summary Compensation Table" below, and (iv) all current directors and executive officers as a group. Unless otherwise noted, each person identified below has sole voting and investment power with respect to such shares. Except as otherwise noted below, the Company knows of no agreements among its shareholders which relate to voting or investment power with respect to its Common Stock.

                                                                               NUMBER OF       PERCENT
                                                                                 SHARES      BENEFICIALLY
                                                                              BENEFICIALLY      OWNED
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                       OWNED(1)(2)       (1)(2)
---------------------------------------                                       -----------    ------------
John D. Wunsch(3)...........................................................   1,817,972        51.2%

FAMCO III, Limited Liability Company(4).....................................   1,817,096        51.2%
  Interchange Tower, Suite 850
  600 S. Highway 169
  Minneapolis, MN 55426

Special Situations Private Equity Fund, L.P.(5).............................     400,000        12.6%
  153 East 53rd Street
  New York, NY 10022

Willis K. Drake(6)..........................................................     179,189         6.4%

Mark W. Sheffert(7).........................................................      62,986         2.2%

John Sagan(8)...............................................................      43,316         1.5%

W. Edward McConaghay(9).....................................................       6,250         *

Scott R. Anderson(10).......................................................       1,982         *

David F. Durenberger(11)....................................................       1,832         *

Mack V. Traynor.............................................................           0         0

Craig A. Lowder.............................................................           0         0

All current directors and executive officers as a group (8 persons) (12)....   2,113,527        57.9%


-------------------
* Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and includes voting or investment power with respect to securities. Unless otherwise indicated, the address for each listed shareholder is c/o Telident, Inc., Ten Second Street, N.E., Suite 212, Minneapolis, Minnesota 55413. To the Company's knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares. The number of shares beneficially owned includes shares issuable pursuant to warrants and stock options that are exercisable within 60 days of August 31, 1998.
(2) Percentage of beneficial ownership is based on 2,786,735 shares of common stock outstanding as of August 31, 1998. Shares issuable pursuant to the conversion of Preferred Stock and the exercise of warrants and stock options are deemed outstanding for computing the percentage of the person holding such Preferred Stock, warrants or options but are not deemed outstanding for computing the percentage of any other person. Certain warrants reported herein contain antidilution rights which may be triggered upon exercise. Because the Preferred Stock conversion ratio is dependent upon the market price of the Company's Common Stock immediately prior to conversion, a ratio of one-for-one has been assumed.
(3) Mr. Wunsch is the President and Chief Executive Officer of Family Financial Strategies ("FFS"), which is an affiliate of FAMCO III, Limited Liability Company ("FAMCO"). As a result, FAMCO's shares are included in the beneficial ownership of Mr. Wunsch and the beneficial ownership of all directors and executive officers as a group. Mr. Wunsch's beneficial ownership also includes 876 shares purchasable by Mr. Wunsch pursuant to the exercise of stock options.

(4) Includes 200,000 shares purchasable pursuant to the conversion of Series III Convertible Preferred Stock, and 564,907 shares purchasable pursuant to the exercise of warrants. The number of shares purchasable pursuant to one of FAMCO's warrants has been adjusted to reflect previously triggered antidilution rights.
(5) Includes 200,000 shares purchasable pursuant to the conversion of Series III Convertible Preferred Stock and 200,000 shares purchasable pursuant to the exercise of warrants.
(6) Includes 12,500 shares purchasable pursuant to the conversion of Series I Convertible Preferred Stock, 1,596 shares purchasable pursuant to the exercise of stock options and 14,583 shares purchasable pursuant to the exercise of warrants.
(7) Mr. Sheffert is President of Manchester Companies, Inc. ("Manchester"). As a result, Manchester's warrant to purchase 25,000 shares is included in the beneficial ownership of Mr. Sheffert and the beneficial ownership of all directors and executive officers as a group. Mr. Sheffert's beneficial ownership also includes 4,749 shares purchasable by Mr. Sheffert pursuant to the exercise of stock options and 25,000 shares purchasable by Mr. Sheffert pursuant to the exercise of warrants.
(8) Includes 2,911 shares purchasable pursuant to the exercise of stock options and 5,833 shares purchasable pursuant to the exercise of warrants.
(9) Includes 5,000 shares purchasable pursuant to the exercise of stock options.
(10) Represents 1,982 shares purchasable pursuant to the exercise of stock options.
(11) Includes 1,645 shares purchasable pursuant to the exercise of stock options.
(12) Includes 12,500 shares purchasable pursuant to the conversion of Series I Convertible Preferred Stock, 200,000 shares purchasable pursuant to the conversion of Series III Convertible Preferred Stock, 18,739 shares purchasable pursuant to the exercise of stock options, and 635,323 shares purchasable pursuant to the exercise of warrants.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

NOMINEES

         The Board of Directors currently consists of eight members serving one-year terms. Seven persons, all of whom currently serve as directors, have been nominated for election as directors to serve one-year terms expiring in 1999 and until their successors have been duly elected and qualified. There are no family relationships between any director or officer.

         It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees listed in the table below, except for those proxies which withhold such authority. Shareholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees. In the event that any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the remaining directors may recommend in the place of such nominee. The Company has no reason to believe that any of the nominees will not be candidates or will be unable to serve.

VOTE REQUIRED

         The seven nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting shall be elected to the Board of Directors as directors. An abstention will have the same effect as a vote withheld for the election of directors and a broker non-vote will not be treated as voting in person or by proxy on the proposal. Set forth below is certain information concerning the seven nominees for election as directors. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.

Name                      Age    Principal Occupation
----                      ---    --------------------
Mark W. Sheffert           51    President of Manchester Companies, Inc.
W. Edward McConaghay       49    President and Chief Executive Officer of the
                                 Company
Scott R. Anderson(1)       58    President and Chief Executive Officer of North
                                 Memorial Health Center
Willis K. Drake(1)         75    Private Investor
David F. Durenberger(2)    64    Vice President of Public Policy Partners
Mack V. Traynor(2)         40    President of Manitou Investments, Inc.
John D. Wunsch(1)          50    President and Chief Executive Officer of Family
                                 Financial Strategies, Inc.

--------------------

(1)  Member of the Compensation Committee.
(2)  Member of the Audit Committee.

         MARK W. SHEFFERT has been Chairman of the Board of Directors of the Company since May 1994. He is President of Manchester Companies, Inc., a private investment and management consulting firm formed in 1993. From 1990 to 1993, he served as managing partner of Sheffert & Wein, Inc., a management consulting firm. From September 1982 to October 1989, Mr. Sheffert served in various executive positions with First Bank System, Minneapolis, Minnesota, including Chairman and CEO, First Trust Company, FBS Mortgage Company, FBS Card Services, Inc., and FBS Insurance. Mr. Sheffert currently is serving on the board of directors of Combined Financial Group, Inc., Fourth Shift, Inc., LifeRate Systems, Inc. and Medical Graphics Corporation.

         W. EDWARD MCCONAGHAY has been the President and Chief Executive Officer of Telident, Inc. since April 1997. He was President and Chief Executive Officer of Digital Technics, a telecommunications firm, from 1996 to 1997. During 1995, he was a principal in Key Indicators, a consulting firm specializing in new product and market development for information and technology based businesses. He was Senior Vice President of Sales and Marketing for Deluxe Corporation, a Minnesota check and business forms printing company, from December 1993 to January 1995. From 1983 to 1993, he served in various executive positions at Northern Telecom, Ltd. Mr. McConaghay currently serves on the board of directors of Medical Graphics Corporation.

         SCOTT R. ANDERSON joined the Board of Directors in July 1995. Mr. Anderson is President and Chief Executive Officer of North Memorial Health Care in Robbinsdale, Minnesota. He has been associated with North Memorial since August 1964, serving 17 years as Executive Vice President, and since 1981 in the position of President and Chief Executive Officer. During his career he has served as a member of many committees and boards, both locally and nationally, and has served as chairman of the board of the following organizations:
Metropolitan Healthcare Council (Council of Hospital Corporations), Health Employers, Inc., Healthcare Education and Research Foundation and Medical Alley. He currently serves as a director of EMPI, Inc.

         WILLIS K. DRAKE has been a private investor over the last nine years. He served as Chairman of the Board of Directors of Telident from 1989 to August 1993. Mr. Drake spent the early years of his career with Univac in a sales and marketing capacity. He later became a founder of Control Data Corporation. In 1969, he became founder, Chairman and President of Data Card Corporation, a manufacturer of high-performance embossing/encoding equipment for the plastic card industry. When he retired in 1983, Data Card had sales in excess of $100 million. Since his retirement, Mr. Drake has used his entrepreneurial, management, marketing and technical experiences to assist a variety of companies. He serves as a director of Analysts International Corporation, Digi International and Innovex, Inc.

         DAVID F. DURENBERGER is vice president of health care consultant firm, Public Policy Partners, Durenberger/Foote, and a Senior Fellow, for the University of St. Thomas Graduate School of Business. Prior to that time, he served as a United States Senator for the state of Minnesota from 1978 to 1995. Mr. Durenberger has over 20 years of public service, and while a U.S. Senator, served on several committees including the Finance, Select Intelligence, and Office of Technology committees. In addition he has been the executive director and chaired numerous committees on both a state and national level. In November 1995, Mr. Durenberger plead guilty to misdemeanor charges of falsifying a statement for reimbursement of $425.

         MACK V. TRAYNOR is a private investor and President of Manitou Investments, Inc., a strategic investment and business advisory firm. He served as Chief Executive Officer, Chief Operating Officer, and as a director of Eltrax, a nationwide provider of networking products and managed services from 1995 to 1997. Mr. Traynor was the chief architect for that company's shift in strategy and dramatic growth through acquisition. He continues to serve on the Eltrax board of directors. Prior to Eltrax, Mr. Traynor served as President and Chief Operating Officer of Military Communications Center, Inc. ("MCC"), a company which provided telecommunications services to U.S. Military personnel and which was acquired by WorldCom, Inc. in October 1994. Prior to MCC, Mr. Traynor served in executive positions with US West, most recently as President of US West Enterprises Technologies Division. Mr. Traynor is on the board of directors of HEI, Inc., a contract manufacturing company.

         JOHN D. WUNSCH has been President and Chief Executive Officer of Family Financial Strategies, Inc., a registered investment advisory firm, since January 1997. Family Financial Strategies, Inc., specializes in services to high net worth families, manages a diversified investment strategy including several equity pools and direct investments in real estate, venture capital, energy and other non-traditional investments throughout the country. From 1990 to January 1997, he served as President of Perrybell Investments, a registered investment advisory firm. Mr. Wunsch is a director of ADC Telecommunications, Inc. and Medical Graphics Corporation.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors held a total of eight meetings during the fiscal year ended June 30, 1998. No director attended fewer than 75% of the total number of meetings of the Board of Directors or committees of the Board of Directors held in fiscal year 1998. The Board of Directors has established Audit and Compensation Committees, both of which consist of only non-employee directors.

         The Audit Committee, which currently consists of Messrs. Durenberger, Sagan, and Traynor, held four meetings during fiscal year 1998. This committee makes recommendations to the Board of Directors regarding the selection of independent accountants, reviews the results and scope of audit and other services provided by the Company's independent accountants and reviews and evaluates the Company's audit and control functions.

         The Compensation Committee, which currently consists of Messrs. Anderson, Drake and Wunsch, held two meetings during fiscal year 1998. This committee reviews and recommends to the Board of Directors the compensation guidelines for executive officers and other key employees. This committee also makes recommendations regarding the Company's 1988 Stock Option Plan, administers such plan and makes decisions concerning salaries and incentive compensation for employees and consultants of the Company.

DIRECTOR COMPENSATION

         Directors currently do not receive any cash compensation from the Company for their service as members of the Board of Directors, although members are reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings. Non-employee directors have received periodic option grants under the Company's 1988 Stock Option Plan and will be eligible to receive periodic grants under the 1998 Stock Option Plan, provided that such plan is adopted by the shareholders. See "Certain Transactions."

                                 PROPOSAL NO. 2
                       ADOPTION OF 1998 STOCK OPTION PLAN

GENERAL

         Pursuant to the terms of the Company's 1988 Stock Option Plan, no new stock options may be issued under such plan after December 13, 1998. To provide the Company with the flexibility to issue stock options in the future, the Board of Directors adopted, effective October 1, 1998 and subject to shareholder approval, the Company's 1998 Stock Option Plan (the "Plan"). The Board of Directors has reserved 350,000 shares of Common Stock for issuance pursuant to the Plan. A general description of the Plan is set forth below, but such description is qualified in its entirety by reference to the full text of the Plan, a copy of which is appended to this Proxy Statement as Exhibit A.

DESCRIPTION OF THE PLAN

         PURPOSE. The purpose of the Plan is to promote the success of the Company by facilitating the employment and retention of competent personnel and by furnishing incentive to directors, officers, key employees, independent contractors and others upon whose efforts the success of the Company will depend to a large degree by encouraging stock ownership in order to increase the proprietary interest of such individuals in the Company's success.

         TERM. The term of the Plan is for ten years, effective October 1, 1998; however, the Board may terminate the Plan at any time, provided that such termination will not affect options then outstanding and provided further that no incentive stock options may be granted under the Plan after September 30, 2008.

         ADMINISTRATION. The Plan will be administered by the Compensation and Personnel Committee of the Board. The Plan gives broad powers to the Committee to administer and interpret the Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option (which may vary from optionee to optionee).

         ELIGIBILITY. All employees of the Company or any subsidiary are eligible to receive incentive stock options pursuant to the Plan. All employees, directors and officers of, and consultants and advisors to, the Company or any subsidiary are eligible to receive nonqualified stock options. As of June 30, 1998, the Company had 19 employees and officers and 7 outside directors.

         OPTIONS. When an option is granted under the Plan, the Committee, in its discretion, specifies the option price, the type of option (either "incentive" or "nonqualified") to be granted, and the number of shares of Common Stock which may be purchased upon exercise of the option. The exercise price of a stock option may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant. On September 23, 1998, the closing price of the Company's Common Stock as reported on the Nasdaq SmallCap Market was $1.50. The term during which an option may be exercised and whether an option will be exercisable immediately, in stages or otherwise are set by the Committee, but the term of any option may not exceed seven years from the date of grant. Optionees may pay for shares upon exercise of options with cash, certified check or Common Stock of the Company valued at the stock's then fair market value. Each option granted under the Plan is nontransferable during the lifetime of the optionee.

         The Committee will determine the form of stock option agreements which will be used for stock options granted under the Plan. Such agreements will govern the right of an optionee to exercise an option upon termination of employment or affiliation with the Company during the life of an optionee and following an optionee's death. The Board or the Committee may impose additional or alternative conditions and restrictions on the incentive or nonqualified stock options granted under the Plan; however, each incentive option must contain such limitations and restrictions upon its exercise as are necessary to ensure that the option will be an incentive stock option as defined under the Internal Revenue Code.

         AMENDMENT. The Board of Directors may from time to time suspend or discontinue the Plan or amend it in any respect; provided, however, that no such revision or amendment may impair the terms and conditions of any outstanding option to the material detriment of the optionee without the consent of the optionee. An amendment shall be subject to the approval of the Company's shareholders only to the extent required by applicable law, rule or regulation.

         ANTIDILUTION PROVISIONS. The Board of Directors shall equitably adjust the maximum number of shares of Common Stock reserved for issuance under the Plan, the number of shares covered by each outstanding option and the option price per share in the event of stock splits or consolidations, stock dividends or other transactions in which the Company receives no consideration.

TAX INFORMATION

         Under present law, no tax results upon the grant of nonqualified options pursuant to the Plan. However, in the year that a nonqualified stock option is exercised, the optionee must recognize compensation, taxable as ordinary income, equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company normally will receive a deduction equal to the amount of compensation the optionee is required to recognize as ordinary income if the Company complies with any applicable federal income tax withholding requirements.

         Incentive stock options granted under the Plan are intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code. Under Section 422, an optionee recognizes no taxable income when the option is granted. Further, the optionee generally will not recognize any taxable income when the option is exercised if he or she has at all times from the date of the option's grant until three months before the date of exercise been an employee of the Company. The Company ordinarily is not entitled to any income tax deduction upon the grant or exercise of an incentive stock option. Certain other favorable tax consequences may be available to the optionee if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the granting of the option and one year from the receipt of the shares.

         The foregoing is only a summary of the general effect of U.S. federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Plan and the subsequent sale of shares. This summary does not discuss the income tax laws of any state or foreign country in which an optionee may reside.

NEW PLAN BENEFITS

         Assuming that Board members continue to receive quarterly retainers payable in stock options, that the Chairman of the Board continues to receive a monthly retainer payable in stock options and that each committee chairperson continues to receive stock options for such service, the following option grants will be made pursuant to the Plan during fiscal year 1999. There are no stock options currently contemplated other than those described below, although the awards anticipated to be granted are not necessarily indicative of amounts that may be awarded in the future.

                             1998 STOCK OPTION PLAN

     NAME AND POSITION                            DOLLAR VALUE  NUMBER OF SHARES
     -------------------------------------------  ------------  ----------------
     W. Edward McConaghay ......................       0                 0
       President and Chief Executive Officer
     Executive Group ...........................       0                 0
     Non-Executive Director Group ..............       *             7,862
     Non-Executive Officer Employee Group ......       0                 0

------------
*    Indeterminable.

         VOTE REQUIRED. The affirmative vote of holders of a majority of the voting shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Plan. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. THE BOARD OF DIRECTORS CONSIDERS THE PLAN TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PLAN.

                                 PROPOSAL NO. 3
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending June 30, 1999. A proposal to ratify that appointment will be presented to shareholders at the Annual Meeting. If the shareholders do not ratify such appointment, another firm of independent public accountants will be selected by the Board of Directors. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

         During the two year period prior to the engagement of Deloitte & Touche LLP, the Company did not consult with Deloitte & Touche LLP on items which involved the application of accounting principles to a specified transaction, either completed or proposed, or involved the type of audit opinion that might be rendered on the Company's financial statements, or concerned the subject matter of a disagreement or reportable event with the former auditor.

         The Company dismissed McGladrey & Pullen LLP as its certified public accountants by action of the Audit Committee on June 26, 1997, with all members of the Audit Committee in attendance and approving the decision. McGladrey & Pullen LLP's reports for the two years prior to the engagement of Deloitte & Touche LLP contained no adverse opinions, disclaimers, or qualifications or modifications as to uncertainty, audit scope or accounting principles, and during such two-year period and the subsequent interim period since then, there have been no disagreements with McGladrey & Pullen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which if not resolved to the satisfaction of McGladrey & Pullen LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

                             EXECUTIVE COMPENSATION

         The following table sets forth information with respect to compensation paid by the Company for services rendered to the Company by the President and Chief Executive Officer and the other highest paid executive officer whose annual compensation exceeded $100,000 during fiscal year 1998 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                                               --------------------------
                                                                 ANNUAL
                                                              COMPENSATION               AWARDS
                                                            -----------------  --------------------------
                                                                               SECURITIES     ALL OTHER
                                                  FISCAL    SALARY     BONUS   UNDERLYING   COMPENSATION
                                                   YEAR       ($)       ($)      OPTIONS         ($)
                                                  ------    -------    -----   ----------   ------------
W. Edward McConaghay(1).........................   1998     165,000        -          -            -
  President and Chief Executive Officer            1997      41,250        -          -            -

Craig A. Lowder(2)..............................   1998      92,727        -          -       23,553(3)
  Vice President of Sales                          1997      75,833    9,626     40,500       36,438(4)


--------------------
(1)      Mr. McConaghay's employment commenced on April 1, 1997.
(2) Mr. Lowder's employment commenced on September 1, 1996 and terminated on March 31, 1998.
(3)      Consists of sales incentives.
(4)      Consists of moving expenses.

         The following table sets forth the number and value of the unexercised options held by the Named Executive Officers as of the end of fiscal year 1998. No stock options were granted to or exercised by the Named Executive Officers during fiscal year 1998.

                                  OPTION VALUES

                                                    NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                     VALUE           OPTIONS AT FY-END              AT FY-END($)(1)
                        SHARES      REALIZED     --------------------------   --------------------------
                       ACQUIRED       ($)        EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
                       --------     --------     -----------  -------------   -----------  -------------
W. Edward McConaghay       -           -            5,000         20,000           0             0
Craig A. Lowder            -           -              -              -             0             0


---------------------
(1) Value is based on the June 30, 1998 closing price of $2.25 per share of Common Stock as listed on the Nasdaq SmallCap Market less the exercise price for such shares.

REPRICING OF STOCK OPTIONS

            In September 1997, the Board of Directors reviewed the compensation structure in place for its members. Prior to this review, the Company had provided its Board members with cash compensation and stock options for their service. To better align the interests of Board members with the Company's shareholders, it was determined that (i) the Board would not receive cash compensation for attending Board or committee meetings with retroactive effect through fiscal year 1997 and (ii) that all outstanding stock options held by members of the Board, with exercise prices ranging from $5.00 to $20.00, would be canceled and replaced with new options to purchase two-thirds of the shares purchasable pursuant to the canceled options at $4.50 per share.

EXECUTIVE COMPENSATION PLAN

            The Board of Directors adopted an executive compensation plan for fiscal year 1998, which was based on the Company's performance compared to the operating budget adopted for the year. The plan provided for cash bonuses of up to 50% of base compensation and for stock option awards provided that certain financial objectives were met. No awards were made pursuant to this plan during fiscal year 1998.

                              CERTAIN TRANSACTIONS

         On June 28, 1997, the Board of Directors authorized the conversion of the Company's 10% Subordinated Convertible Debentures into Common Stock at a conversion price of $7.876 per share. Additionally, for every two shares of Common Stock issued in conjunction with the conversion, the Company agreed to issue a warrant to purchase one share of Common Stock at 125% of the Debenture conversion price. During fiscal year 1997, Willis K. Drake and John Sagan, both current directors, converted all of their individual Debenture holdings, or $125,000 and $50,000, respectively. As of July 15, 1998, all of the principal and accrued interest on the Debentures had been converted into shares of Common Stock or paid in full.

         On July 23, 1997, the Company concluded a $1,250,000 equity private placement for which FAMCO was issued 277,778 shares of Series II Convertible Preferred Stock. FAMCO has converted all of its Series II Convertible Preferred Stock into Common Stock. FAMCO also was issued a warrant to purchase up to 364,907 shares of Common Stock (as adjusted pursuant to previously triggered antidilution rights). The Company may call the warrant if the bid price of its Common Stock trades at 175% of the conversion price for ten successive trading days immediately before the call. Additionally, John D. Wunsch, President and Chief Executive Officer of Family Financial Strategies, an affiliate of FAMCO, became a director of the Company in connection with such private placement.

         On February 25, 1998, the Company issued a warrant to Mack V. Traynor, a member of the Board of Directors, in connection with efforts relating to a consulting agreement dated February 25, 1998 by and between the Company and Mr. Traynor (the "Consulting Agreement"), entitling him to purchase 100,000 shares of Common Stock at $1.188 per share. This warrant may be exercised commencing five years after its issuance to and including its termination date, which occurs on the earlier of (i) its seventh anniversary or (ii) the date on which the Consulting Agreement is terminated, unless extended as provided in the warrant. The vesting of the warrant accelerates upon the Company's achievement of certain financial results.

         On June 13, 1998, the Company issued a warrant to Manchester Companies, Inc. pursuant to an Engagement Agreement dated June 13, 1998 by and between the Company and Manchester Financial Group, Inc., entitling it to purchase 25,000 shares of Common Stock at $2.688 per share. This warrant may be exercised through its fifth anniversary unless extended as provided in the warrant. Also on June 13, 1998, the Company issued a warrant to Kenneth W. Hager pursuant to an Engagement Agreement dated June 13, 1998 by and between the Company and Manchester Financial Group, Inc., entitling him to purchase 25,000 shares of Common Stock at $2.688 per share. This warrant may be exercised through its fifth anniversary unless extended as provided in the warrant. Mark W. Sheffert, a member of the Board of Directors, is President of Manchester Companies, Inc.

         In August 1998, the Company concluded a private placement of equity in which it issued 400,000 shares of Series III Convertible Preferred Stock to two institutional investors, FAMCO and Special Situations Private Equity Fund, L.P. (the "Investors"), in exchange for $1,000,000. Each share of the Series III Preferred Stock is convertible at the option of the holder into Common Stock (at the applicable conversion ratio). The Investors also received, in the aggregate, warrants to purchase 400,000 shares of Common Stock. The warrants are exercisable at $3.125 per share and expire two years from the closing date of the transaction. The funds, which were placed into escrow accounts during April 1998, were released to the Company and the shares and warrants, which were also placed into escrow accounts during April 1998, were released to the Investors in August 1998 upon the Company's certification to the investors that it complied with the requirements of the Nasdaq SmallCap Market. As the President and Chief Executive Officer of Family Financial Strategies, an affiliate of FAMCO, John D. Wunsch was an interested party to this transaction.

         On the first day of each quarter during fiscal year 1998, each non-employee director was granted an option to purchase 188 shares of Common Stock as a quarterly retainer. For each Board meeting attended during fiscal year 1998, each non-employee director was granted an option to purchase 125 shares of Common Stock (other than the Chairman of the Board who received an option to purchase 250 shares of Common Stock for each Board meeting attended). Each non-employee director was also granted an option to purchase 63 shares of Common Stock for each Committee meeting personally attended, not to exceed options to purchase 188 shares per committee member for the year. Further, each non-employee director who served as the chairperson of a committee received an option to purchase 175 shares of Common Stock. In addition to the quarterly grant given to non-employee directors, the Chairman of the Board also received an option to purchase 250 shares of Common Stock as a monthly retainer.

         The Company believes that all of the transactions set forth herein were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans (if any), between the Company and its officers, directors, and principal shareholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested non-employee directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

INDEMNIFICATION

         The Company's Articles of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Minnesota Business Corporations Act. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

                            MANAGEMENT OF THE COMPANY

         The following table provides information with respect to the Company's executive officers. Each executive officer has been appointed to serve until his successor is duly appointed by the Board of Directors or his earlier removal or resignation from office.

            NAME                    AGE    POSITION
            ----                    ---    --------
            W. Edward McConaghay    49     President and Chief Executive Officer

         W. EDWARD MCCONAGHAY - See "Election of Directors."

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Commission and to provide the Company with copies of all such reports. To the Company's knowledge, based solely on its review of copies of reports filed with the Commission during fiscal year 1998, all applicable Section 16(a) filing requirements were satisfied, except that eight reports on Form 5 setting forth the issuances during fiscal year 1998 of options to purchase an aggregate of 40,725 shares of Common Stock by Messrs. Wunsch, Drake, Traynor, Sheffert, Sagan, McConaghay, Anderson and Durenberger were not filed on a timely basis.

                              SHAREHOLDER PROPOSALS

            Shareholders wishing to present proposals for action by the shareholders at the next annual meeting must present such proposals at the principal offices of the Company not later than June 1, 1999. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposals be submitted by certified mail, return receipt requested.

                          ANNUAL REPORT TO SHAREHOLDERS

         A copy of the Company's Annual Report to Shareholders for fiscal year 1998 accompanies this Notice of Annual Meeting, Proxy Statement and related proxy card. No part of the Annual Report to Shareholders is incorporated herein and no part thereof is to be considered proxy soliciting material.

                                   FORM 10-KSB

         THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES THERETO. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE EXHIBIT INDEX ACCOMPANYING THE FORM 10-KSB, UPON THE PAYMENT, IN ADVANCE, OF FEES BASED ON THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH REPORT AND/OR EXHIBIT(S) SHOULD BE DIRECTED TO W. EDWARD MCCONAGHAY, PRESIDENT AND CHIEF EXECUTIVE OFFICER, AT THE COMPANY'S PRINCIPAL ADDRESS.


                                        BY ORDER OF THE BOARD OF DIRECTORS




                                        /s/ W. Edward McConaghay
                                        W. Edward McConaghay
                                        President and Chief Executive Officer


Minneapolis, Minnesota
September 29, 1998

                                    EXHIBIT A

                                 TELIDENT, INC.

                             1998 STOCK OPTION PLAN

                                   SECTION 1.

                                   DEFINITIONS

         As used herein, the following terms shall have the meanings indicated below:

         (a) "Affiliated Entity" means any entity other than a Subsidiary in which the Company has a material interest, including a joint venture.

         (b) "Book Value" shall mean the book value of a share of the Company's Common Stock derived from the most current available financial statements of the Company by dividing total shareholders' equity by the number of shares issued and outstanding and making such adjustment for results of operations since the date of such financial statements as the Board of Directors or Committee shall deem appropriate.

         (c) "Committee" shall mean a Committee of two or more directors who shall be appointed by and serve at the pleasure of the Board. As long as the Company's securities are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), then, to the extent necessary for compliance with Rule 16b-3, or any successor provision, each of the members of the Committee shall be a "Non-Employee Director." For purposes of this Section l(b) "Non-Employee Director" shall have the same meaning as set forth in Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Exchange Act. In addition, such directors shall satisfy such requirements of the Internal Revenue Code for outside directors acting under plans intending to qualify for exemption under section 162(m)(4)(c) of the Code.

         (d) The "Company" shall mean Telident, Inc., a Minnesota corporation.

         (e) "Exercise Price" shall mean the price per share at which Option Stock may be purchased in accordance with an option agreement and this Plan.

         (f) "Fair Market Value" shall mean (i) if such stock is reported by the Nasdaq National Market or Nasdaq SmallCap Market or is listed upon an established stock exchange or exchanges, the reported closing price of such stock by the Nasdaq National Market or Nasdaq SmallCap Market or on such stock exchange or exchanges on the date the option is granted or, if no sale of such stock shall have occurred on that date, on the next preceding day on which there was a sale of stock; (ii) if such stock is not so reported by the Nasdaq National Market or Nasdaq SmallCap Market or listed upon an established stock exchange, the average of the closing "bid" and "asked" prices quoted by the National Quotation Bureau, Inc. (or any comparable reporting service) on the date the option is granted, or if there are no quoted "bid" and "asked" prices on such date, on the next preceding date for which there are such quotes; or (iii) if such stock is not publicly traded as of the date the option is granted, the per share value as determined by the Board, or the Committee, in its sole discretion by applying principles of valuation with respect to all such options.

         (g) The "Internal Revenue Code" or "Code" is the Internal Revenue Code of 1986, as amended from time to time.

         (h) "Non-Employee Director" shall mean members of the Board who are not employees of the Company or any subsidiary.

         (i) "Option Stock" or "Stock" shall mean Common Stock of the Company (subject to adjustment as described in Section 13) reserved for options pursuant to this Plan.

         (j) The "Optionee" means an employee of the Company or any Subsidiary to whom an incentive stock option has been granted pursuant to Section 9; or a consultant or advisor to or director (including a Non-Employee Director), employee or officer of the Company or any Subsidiary to whom a nonqualified stock option has been granted pursuant to Section 10.

         (k) "Parent" shall mean any corporation which owns, directly or indirectly in an unbroken chain, fifty percent (50%) or more of the total voting power of the Company's outstanding stock.

         (l) The "Plan" means this Telident, Inc. 1998 Stock Option Plan, as amended hereafter from time to time, including the form of Option Agreements as they may be modified by the Board from time to time.

         (m) A "Subsidiary" shall mean any corporation of which fifty percent (50%) or more of the total voting power of outstanding stock is owned, directly or indirectly in an unbroken chain, by the Company.

                                   SECTION 2.

                                     PURPOSE

         The purpose of the Plan is to promote the success of the Company and any Subsidiary hereafter created or acquired by facilitating the retention of competent personnel and by furnishing incentive to officers, directors, employees, consultants, and advisors upon whose efforts the success of the Company and any Subsidiary will depend.

         It is the intention of the Company to carry out the Plan through the granting of stock options which will qualify as "incentive stock options" under the provisions of Section 422 of the Internal Revenue Code, or any successor provision, pursuant to Section 9 of this Plan, and through the granting of "nonqualified stock options" pursuant to Sections 10 and 11 of this Plan. Adoption of this Plan shall be and is expressly subject to the condition of approval by the shareholders of the Company.

                                   SECTION 3.

                             EFFECTIVE DATE OF PLAN

         The Plan shall be effective as of the date of adoption by the Board of Directors, subject to approval by the shareholders of the Company as required in
Section 2.

                                   SECTION 4.

                                 ADMINISTRATION

         The Plan shall be administered by the Board of Directors of the Company (hereinafter referred to as the "Board") or by a Committee which may be appointed by the Board from time to time (collectively referred to as the "Administrator"). The Administrator shall have all of the powers vested in it under the provisions of the Plan, including but not limited to exclusive authority (where applicable and within the limitations described herein) to determine, in its sole discretion, whether an incentive stock option or nonqualified stock option shall be granted, the individuals to whom, and the time or times at which, options shall be granted, the number of shares subject to each option and the option price and terms and conditions of each option. The Administrator shall have full power and authority to administer and interpret the Plan, to make and amend rules, regulations and guidelines for administering the Plan, to prescribe the form and conditions of the respective stock option agreements (which may vary from Optionee to Optionee) evidencing each option and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator's interpretation of the Plan, and all actions taken and determinations made by the Administrator pursuant to the power vested in it hereunder, shall be conclusive and binding on all parties concerned.

         No member of the Board or the Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan. In the event the Board appoints a Committee as provided hereunder, any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members or pursuant to the written resolution of all Committee members.

                                   SECTION 5.

                                  PARTICIPANTS

         The Administrator shall from time to time, at its discretion and without approval of the shareholders, designate those employees, officers, directors, consultants, and advisors of the Company or of any Subsidiary or Affiliated Entity to whom nonqualified stock options shall be granted under this Plan; provided, however, that consultants or advisors shall not be eligible to receive stock options hereunder unless such consultant or advisor renders bona fide services to the Company or Subsidiary or Affiliated Entity. The Administrator shall, from time to time, at its discretion and without approval of the shareholders, designate those employees of the Company or any Subsidiary or Affiliated Entity to whom incentive stock options shall be granted under this Plan. The Administrator may grant additional incentive stock options or nonqualified stock options under this Plan to some or all participants then holding options or may grant options solely or partially to new participants including persons to whom an offer of employment has been extended. In designating participants the Administrator shall also determine the number of shares to be optioned to each such participant. The Board may from time to time designate individuals as being ineligible to participate in the Plan.

                                   SECTION 6.

                                      STOCK

         The Stock to be optioned under this Plan shall consist of authorized but unissued shares of Option Stock. Three Hundred Fifty Thousand (350,000) shares of Option Stock shall be reserved and available for options under the Plan; provided, however, that the total number of shares of Option Stock reserved for options under this Plan shall be subject to adjustment as provided in Section 13 of the Plan. In the event that any outstanding option under the Plan for any reason expires or is terminated prior to the exercise thereof, the shares of Option Stock allocable to the unexercised portion of such option shall continue to be reserved for options under the Plan and may be optioned hereunder.

                                   SECTION 7.

                                DURATION OF PLAN

         Incentive stock options may be granted pursuant to the Plan from time to time during a period of ten (10) years from the effective date as defined in
Section 3. Nonqualified stock options may be granted pursuant to the Plan from time to time after the effective date of the Plan and until the Plan is discontinued or terminated by the Board. Any incentive stock option granted during such ten-year period and any nonqualified stock option granted prior to the termination of the Plan by the Board shall remain in full force and effect until the expiration of the option as specified in the written stock option agreement and shall remain subject to the terms and conditions of this Plan.

                                   SECTION 8.

                                     PAYMENT

         Optionees may pay for shares upon exercise of options granted pursuant to this Plan with cash, personal check, certified check or, if approved by the Administrator in its sole discretion, Common Stock of the Company valued at such Stock's then Fair Market Value, or such other form of payment as may be authorized by the Administrator. The Administrator may, in its sole discretion, limit the forms of payment available to the Optionee and may exercise such discretion any time prior to the termination of the option granted to the Optionee or upon any exercise of the option by the Optionee.

         With respect to payment in the form of Common Stock of the Company, the Administrator may require advance approval or adopt such rules as it deems necessary to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Exchange Act, if applicable.

         The Administrator may permit a participant to elect to pay the Exercise Price by authorizing a third party to sell Stock (or a sufficient portion thereof) acquired upon exercise of an Option and remit to the Company a sufficient portion of the sale proceeds to pay the Exercise price and any tax withholding resulting from such exercise.

         The Administrator may permit all or any part of the Exercise Price and any withholding taxes to be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note. The Exercise Price and any withholding taxes may be paid, in whole or in part, in any other form that is consistent with applicable laws, regulations and rules.

                                   SECTION 9.

                 TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

         Each incentive stock option granted pursuant to this Section 9 shall be evidenced by a written stock option agreement (the "Option Agreement"). The Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Optionee to Optionee; provided, however, that each Optionee and each Option Agreement shall comply with and be subject to the following terms and conditions:

         (a) Number of Shares and Option Price. The Option Agreement shall state the total number of shares covered by the incentive stock option. To the extent required to qualify the Option as an incentive stock option under Section 422 of the Internal Revenue Code, or any successor provision, the Exercise Price per share shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock per share on the date the Administrator grants the option; provided, however, that if an Optionee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the option price per share of an incentive stock option granted to such Optionee shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock per share on the date of the grant of the option. The Administrator shall have full authority and discretion in establishing the option price and shall be fully protected in so doing.

         (b) Term and Exercisability of Incentive Stock Option. The term during which any incentive stock option granted under the Plan may be exercised shall be established in each case by the Administrator. To the extent required to qualify the Option as an incentive stock option under Section 422 of the Internal Revenue Code, or any successor provision, in no event shall any incentive stock option be exercisable during a term of more than seven (7) years after the date on which it is granted.

         (c) The Option Agreement shall state when the incentive stock option becomes exercisable and shall also state the maximum term during which the option may be exercised. In the event an incentive stock option is exercisable immediately, the manner of exercise of the option in the event it is not exercised in full immediately shall be specified in the Option Agreement subject to Section 13, the Administrator may accelerate the exercisability of any incentive stock option granted hereunder which is not immediately exercisable as of the date of grant.

         (d) Other Provisions. The Option Agreement authorized under this
         Section 9 shall contain such other provisions as the Administrator shall deem advisable. Any such Option Agreement shall contain such limitations and restrictions upon the exercise of the option as shall be necessary to ensure that such option will be considered an "incentive stock option" as defined in Section 422 of the Internal Revenue Code or to conform to any change therein.

                                   SECTION 10.

               TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

         Each nonqualified stock option granted pursuant to this Section 10 shall be evidenced by a written Option Agreement. The Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Optionee to Optionee; provided, however, that each Optionee and each Option Agreement shall comply with and be subject to the following terms and conditions:

         (a) Number of Shares and Option Price. The Option Agreement shall state the total number of shares covered by the nonqualified stock option. The option price per share shall be one hundred percent (100%) of the Fair Market Value of the Common Stock per share on the date the Administrator grants the option; provided, however, that the option price may not be less than the higher of the Fair Market Value of the Book Value of the Common Stock per share on the date of grant.

         (b) Term and Exercisability of Nonqualified Stock Option. The term during which any nonqualified stock option granted under the Plan may be exercised shall be established in each case by the Administrator, but shall not exceed seven (7) years. The Option Agreement shall state when the nonqualified stock option becomes exercisable and shall also state the term during which the option may be exercised. In the event a nonqualified stock option is exercisable immediately, the manner of exercise of the option in the event it is not exercised in full immediately shall be specified in the stock option agreement subject to
         Section 13, the Administrator may accelerate the exercisability of any nonqualified stock option granted hereunder which is not immediately exercisable as of the date of grant.

         (c) Withholding. The Company or its Subsidiary shall be entitled to withhold and deduct from future wages of the Optionee all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Optionee's exercise of a nonqualified stock option. In the event the Optionee is required under the Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Optionee to satisfy such obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock otherwise issuable to the Optionee as a result of the option's exercise equal to the amount required to be withheld for tax purposes. Any stock elected to be withheld shall be valued at its Fair Market Value, as of the date the amount of tax to be withheld is determined under applicable tax law. The Optionee's election to have shares withheld for this purpose shall be made on or before the date the option is exercised or, if later, the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

         (d) Other Provisions. The Option Agreement authorized under this
         Section 10 shall contain such other provisions as the Administrator shall deem advisable.

                                   SECTION 11.

                               TRANSFER OF OPTION

         Except as otherwise provided by the Administrator, awards under the Plan are not transferable other than as designated by the Participant by will or by the laws of descent and distribution.

                                   SECTION 12.

                    RECAPITALIZATION, SALE, MERGER, EXCHANGE
                                 OR LIQUIDATION

         In the event of an increase or decrease in the number of shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, the number of shares of Option Stock reserved under Section 6 hereof and the number of shares of Option Stock covered by each outstanding option and the price per share thereof shall be adjusted to reflect such change. Additional shares which may be credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

         In the event of an acquisition of the Company through the sale of substantially all of the Company's assets and the consequent discontinuance of its business or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation of the Company (collectively referred to as a "transaction"), the Board may provide for one or more of the following:

         (a) the complete termination of this Plan and cancellation of outstanding options not exercised prior to a date specified by the Board (which date shall give Optionees a reasonable period of time in which to exercise the options prior to the effectiveness of such transaction);

         (b) that the continuing corporation or entity surviving the transaction shall (i) assume options previously granted under this Plan or (ii) issue new options in substitution for options granted under this Plan so that an Optionee shall have the right thereafter, by exercising any such option (or any new option substituted therefor), to purchase the kind and amount of stock and other securities and property receivable upon such merger or consolidation or other transaction as if the Optionee had purchased all of the Option Stock subject to the option immediately prior to the date of the contract closing of such transaction;

         (c) that Optionees holding outstanding incentive or nonqualified options shall receive, with respect to each share of Option Stock subject to such options, as of the effective date of any such transaction, cash in an amount equal to the excess of the Fair Market Value of such Option Stock on the date immediately preceding the effective date of such transaction over the option price per share of such options; provided that the Board may, in lieu of such cash payment, distribute to such Optionees shares of stock of the Company or shares of stock of any corporation succeeding the Company by reason of such transaction, such shares having a value equal to the cash payment herein;

         (d) that all outstanding options shall become immediately exercisable, whether or not such options had become exercisable prior to the transaction; provided, however, that if the acquiring party seeks to have the transaction accounted for on a "pooling of interests" basis and, in the opinion of the Company's independent certified public accountants, accelerating the exercisability of such options would preclude a pooling of interests under generally accepted accounting principles, the exercisability of such options shall not accelerate; or

         (e) such other arrangements with respect to outstanding options as the Board shall deem to be in the best interest of the Company.

         The Board may restrict the rights of or the applicability of this
Section 13 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

                                   SECTION 13.

                            SECURITIES LAW COMPLIANCE

         No shares of Common Stock shall be issued pursuant to the Plan unless and until there has been compliance, in the opinion of Company's counsel, with all applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements. As a condition to the issuance of Option Stock to Optionee, the Administrator may require Optionee to (i) represent that the shares of Option Stock are being acquired for investment and not resale and to make such other representations as the Administrator shall deem necessary or appropriate to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securities laws, and (ii) represent that Optionee shall not dispose of the shares of Option Stock in violation of the Securities Act of 1933 or any other applicable securities laws.

         As a further condition to the grant of any incentive or nonqualified stock option or the issuance of Option Stock to Optionee, Optionee agrees to the following:

         (a) In the event the Company advises Optionee that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Optionee will not, for a period not to exceed 180 days from the prospectus, sell or contract to sell or grant an option to buy or otherwise dispose of any incentive or nonqualified stock option granted to Optionee pursuant to the Plan or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).

         (b) In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any states securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of any incentive or nonqualified stock option and the date on which such option must be exercised, provided that the Company gives Optionee prior written notice of such acceleration, and (ii) to cancel any options or portions thereof which Optionee does not exercise prior to or contemporaneously with such public offering.

         (c) In the event of a transaction (as defined in Section 13 of the Plan) which is treated as a "pooling of interests" under generally accepted accounting principles, Optionee will comply with Rule 145 of the Securities Act of 1933 and any other restrictions imposed under other applicable legal or accounting principles if Optionee is an "affiliate" (as defined in such applicable legal and accounting principles) at the time of the transaction, and Optionee will execute any documents necessary to ensure compliance with such rules.

         The Company reserves the right to place a legend on any stock certificate issued upon exercise of an option granted pursuant to the Plan to assure compliance with this Section 14.

                                   SECTION 14.

                             RIGHTS AS A SHAREHOLDER

         An Optionee (or the Optionee's successor or successors) shall have no rights as a shareholder with respect to any shares covered by an option until the date of the issuance of a stock certificate evidencing such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued (except as otherwise provided in Section 13 of the Plan).

                                   SECTION 15.

                              AMENDMENT OF THE PLAN

         The Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or amend it in any respect; provided, however, that no such revision or amendment, except as is authorized in Section 13, shall impair the terms and conditions of any option which is outstanding on the date of such revision or amendment to the material detriment of the Optionee without the consent of the Optionee. An amendment shall be subject to approval by the shareholders of the Company only if such approval is required for compliance with the requirements of any applicable law, rule or regulation.

                                   SECTION 16.

                        NO OBLIGATION TO EXERCISE OPTION

         The granting of an option shall impose no obligation upon the Optionee to exercise such option. Further, the granting of an option hereunder shall not impose upon the Company or any Subsidiary any obligation to retain the Optionee in its employ for any period.

                                   SECTION 17.

                             LIMITATION ON PAYMENTS

         Any provision of the Plan to the contrary notwithstanding, in the event that the independent auditors most recently selected by the Board (the "Auditors") determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a "Payment") would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments' in section 280G of the Code, than the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount; provided that the Committee, at the time of that such Award shall not be so reduced and shall not be subject to this Section 18. For purposes of this Section 18, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

         (a) If the Auditors determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Section 18, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Section 18 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

         (b) As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon that assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

                                 TELIDENT, INC.
                       TEN SECOND STREET, N.E., SUITE 212
                          MINNEAPOLIS, MINNESOTA 55413

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned shareholder of Telident, Inc., a Minnesota corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated September 29, 1998, and hereby appoints W. Edward McConaghay and Mark W. Sheffert, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held in the Galaxy Room of the Marquette Hotel, located on the 50th floor of the IDS Center, 80 South Eighth Street, Minneapolis, Minnesota, on Wednesday, October 28, 1998, at 4:00 p.m. local time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of Common Stock and/or Preferred Stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

1. To elect seven directors to have one-year terms expiring in 1999 and until their successors have been duly elected and qualified.

        [ ] FOR the nominees listed below      [ ] WITHHOLD AUTHORITY to vote
            (except as marked to the               for all nominees listed below
            contrary below)

     MARK W. SHEFFERT, W. EDWARD MCCONAGHAY, SCOTT R. ANDERSON, WILLIS K. DRAKE,
               DAVID F. DURENBERGER, MACK V. TRAYNOR, JOHN D. WUNSCH


    INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, WRITE THAT
                 NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------

2.    To consider and vote upon approval of the Company's 1998 Stock Option
      Plan.

        [ ] FOR              [ ] AGAINST              [ ] ABSTAIN

3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending June 30, 1999.

        [ ] FOR              [ ] AGAINST              [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 3. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such and, if not previously furnished, a certificate or other evidence of appointment should be furnished. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated:
                                         ---------------------------------------

                                         ---------------------------------------
                                                      (Signature)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.